               SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER


          This Second Amendment to Agreement and Plan of Merger (this "Amendment") is made and entered into as of November 10, 1998, by and among United States Filter Corporation, a Delaware corporation ("Parent"), Kinetics Acquisition Corp., a California corporation and a wholly owned subsidiary of Parent ("Subcorp"), and Unit Instruments, Inc., a California corporation ("Unit").

                            PRELIMINARY STATEMENTS

          A. The parties have entered into an Agreement and Plan of Merger dated as of July 2, 1998, as amended by a First Amendment to Agreement and Plan of Merger dated August 5, 1998 (as so amended, the "Agreement").

          B. The parties have decided to further amend the Agreement by amending, restating and supplementing certain provisions of the Agreement as set forth in this Amendment.

                                   AGREEMENT

          Now, therefore, in consideration of these premises and the mutual and dependent promises hereinafter set forth, the parties hereto agree as follows:

          Section 1.  Section 2.2(a) of the Agreement is amended and restated in
          ---------
its entirety as follows:

          "(a)   The "Exchange Ratio" shall equal the Merger Consideration
     divided by the Parent Share Value. The "Merger Consideration" shall be determined as follows: (i) if the Parent Share Value is greater than or equal to $22.00, then the Merger Consideration shall equal $10.00; (ii) if the Parent Share Value is less than $22.00 and greater than $12.00, then the Merger Consideration shall equal $8.00 plus the dollar amount equal to a fraction, the numerator of which shall be the Parent Share Value minus $12.00 and the denominator of which shall be five (5); and (iii) if the Parent Share Value is less than or equal to $12.00, then the Merger Consideration shall equal $8.00. The "Parent Share Value" shall be the average of the closing price per share for shares of Parent Common Stock as reported on the New York Stock Exchange ("NYSE") Composite Tape ("NYSE Composite Tape") on each of the twenty (20) consecutive trading days ending on the fifth (5th) trading day preceding the Closing Date (the "Average Share Price"). No certificates for fractional Shares of Parent Common Stock shall be issued as a result of the conversion provided for in Section 2.1(b)."

          Section 2.  Section 7.1(c) of the Agreement is amended and restated in
          ---------
its entirety as follows:

          "(c)   by either Parent or Unit if the Merger shall not have been consummated before January 29, 1999, provided, however, that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party whose failure or whose affiliate's failure to perform any material covenant or obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date."

          Section 3.  Section 7.1(i) of the Agreement is amended and restated in
          ---------
its entirety as follows:

                 "(i)   by Parent, if the Average Share Price is less than
$11.00."

          Section 4.  In order to induce Subcorp and Parent to enter into this
          ---------
Amendment, Unit hereby represents and warrants to Parent and Subcorp as follows:

               (a) Unit has received the oral advice of Needham & Company, its financial advisors, to the effect that, as of the date of this Amendment, the Exchange Ratio is fair to the Unit Shareholders from a financial point of view. Such oral advice has not been withdrawn or revoked or modified in any material respect and is to be confirmed in a written fairness opinion of Needham & Company, which opinion will be dated as of the date of this Amendment. Unit will promptly provide copies of such opinion to Parent.

               (b) The Board of Directors of Unit has authorized this Amendment and, at a meeting duly called and held, has by unanimous vote of all of Unit's directors (i) determined that the Agreement, as amended by this Amendment, and the transactions contemplated thereby and hereby, including the Merger, taken together, are fair to and in the best interests of the Unit Shareholders, and (ii) resolved to recommend that the Unit Shareholders approve the Agreement, as amended by this Amendment, and the transactions contemplated therein and herein, including the Merger (which recommendation shall be deemed part of the Unit Board Recommendation).

          Section 5.  In addition to the conditions set forth in Section 6.3 of
          ---------
the Agreement, the obligations of Parent and Subcorp to consummate the Merger and the other transactions contemplated by the Agreement, as amended by this Amendment, shall be subject to the conditions that (a) the representations and warranties of Unit set forth in this Amendment shall be true and correct in all material respects on and as of the Closing Date and (b) a Unit Affiliate Letter (as defined below) shall have been delivered to Parent by each Unit Affiliate (as defined below) who is also an officer of Unit, duly executed by such Unit Affiliate, at least twenty (20) days prior to the Closing Date.

          Section 6.  Preliminary Statement "E", Section 5.1(d) and Section
          ---------
5.3(f) are hereby deleted in their entirety.

          Section 7 -- Affiliates of Unit.  Unit shall use all reasonable
          -------------------------------
efforts to cause such officers and directors of Unit as may be requested by Parent and, in any event, each person who may be at the Effective Time or was on the date hereof an "affiliate" of Unit for purposes of Rule 145 under the Securities Act (each a "Unit Affiliate"), to execute and deliver to Parent no less than 30 days prior to the date of the Unit Shareholders Meeting, the written undertakings in the form attached hereto as Exhibit A (the "Unit Affiliate Letter"). Concurrently with the delivery of this Amendment, Unit, after consultation with its outside counsel, shall provide Parent with a letter (reasonably satisfactory to outside counsel to Parent) specifying all of the persons or entities who, in Unit's opinion, may be deemed to be "affiliates" of Unit under the preceding sentence.

          Section 8 -- Miscellaneous.
          --------------------------

               (a)  Effect of Amendment.  The provisions of this Amendment are
                    -------------------
     hereby incorporated into and made part of the Agreement. Except as amended by this Amendment, all of the provisions of the Agreement shall continue in full force and effect.

               (b)  Definitions.  Unless otherwise defined in this Amendment,
                    -----------
     capitalized terms have the meanings given in the Agreement.

               (c)  Entire Agreement.  The Agreement (including the documents
                    ----------------
     and the instruments referred to therein), the First Amendment to Agreement and Plan of Merger dated August 5, 1998 among Parent, Subcorp and Unit, the Confidentiality Agreement, and this Amendment constitute the entire agreement among the parties and supersede all prior agreements, understandings and representations by or among the parties, written and oral, with respect to the subject matter hereof and thereof.

               (d)  Counterparts.  This Amendment may be executed in
                    ------------
     counterparts, which shall constitute one and the same instrument. The parties may execute more than one copy of this Amendment, each of which shall constitute an original.


                           [Signature Page Follows]

          IN WITNESS WHEREOF, Parent, Subcorp and Unit have signed this Amendment as of the date first written above.

                                    "PARENT"

                                    UNITED STATES FILTER
                                    CORPORATION,
                                    a Delaware corporation


                                    By:
                                       ------------------------------
                                       Name:
                                            --------------------
                                       Title:
                                             ------------------------

                                    "SUBCORP"

                                    KINETICS ACQUISITION CORP.,
                                    a California corporation


                                    By:
                                       ------------------------------
                                       Name:
                                            --------------------
                                       Title:
                                             ------------------------


                                    "UNIT"


                                    UNIT INSTRUMENTS, INC.,
                                    a California corporation


                                    By:
                                       ------------------------------
                                       Name:
                                            --------------------
                                       Title:
                                             ------------------------

                                   EXHIBIT A

                        [Form of Unit Affiliate Letter]
                              November ____, 1998

Ladies and Gentlemen:

          I have been advised that as of the date hereof I may be deemed an "affiliate" of Unit Instruments, Inc., a California corporation (the "Company"), as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the U.S. Securities Act of 1933 (the "Act").

          Pursuant to the terms of the Agreement and Plan of Merger, dated as of July 2, 1998, as amended as of August 5, 1998 and November 10, 1998 (as so amended, the "Agreement"), among United States Filter Corporation, a Delaware corporation ("Parent"), Kinetics Acquisition Corp., a California corporation ("Subcorp"), and the Company providing for the Merger of Subcorp with and into the Company (the "Merger"), and as a result of the Merger, I may receive shares of common stock of Parent, par value $.01 per share (the "Parent Common Stock"), in exchange for the shares of common stock of the Company, par value $.15 per share (the "Company Common Stock") owned by me at the Closing of the Merger as determined pursuant to the Agreement. As used herein the term "Parent Common Stock" means and includes those shares of Parent Common Stock issued to me as a result of the Merger.

          I represent, warrant and covenant to Parent and Subcorp that in such event:

          A. I shall not make any sale, transfer or other disposition of the Parent Common Stock in violation of the Act or the Rules and Regulations. In this connection, I understand that the issuance of the Parent Common Stock to me has been or will be registered under the Act, but that such registration would not cover resales by affiliates. Accordingly, the Parent Common Stock must be held by me indefinitely unless (a) the Parent Common Stock has been registered under the Act for sale by me, (b) a sale of the Parent Common Stock is made in conformity with the volume and other applicable limitations of paragraph (d) of Rule 145, or (c) another exemption from registration is available.

          B. I understand that neither Parent nor Subcorp is under any obligation to register the sale or other disposition of the Parent Common Stock by me or on my behalf or to take any other action to qualify for an exemption from registration.

          C. I have carefully read this letter and the Agreement and have discussed their requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Parent Common Stock, to the extent I felt necessary, with my counsel or counsel for the Company.

          D. I understand that stop transfer instructions will be given to Parent's transfer agents with respect to my Parent Common Stock and that there will be placed on the certificates for my Parent Common Stock a legend stating in substance:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, APPLIES AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IN COMPLIANCE WITH THE REQUIREMENTS OF RULE 145 OR PURSUANT TO A REGISTRATION STATEMENT UNDER THAT ACT OR AN EXEMPTION FROM SUCH REGISTRATION."

          E. I also understand that unless the transfer by me of my Parent Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Parent reserves the right to put a legend on the certificates issued to my transferee stating in substance:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE U.S. SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION OF SUCH SHARES, AND SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT OF 1933."

                                    Very truly yours,


                                    ---------------------------------


                                    Page 10